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                                                                   EXHIBIT 10.5

Standard Form of OFFICE BUILDING LEASE Developed by PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS


                                  OFFICE LEASE

[LOGO] This lease, made and entered into at PORTLAND, Oregon, this 15TH day of SEPTEMBER,

               1998 by and between

               LANDLORD:     CITY CENTER RETAIL TRUST

                      and

               TENANT:WEBTRENDS CORPORATION

               Landlord hereby leases to Tenant the following:   SUITE 525
                                                                                         (the Premises)



               in AMERICAN BANK BUILDING                                                 (the Building)



               at 621 S.W. MORRISON   PORTLAND, Oregon, containing approximately 4816          rentable

               square feet as shown on the attached floor plan, calculated using a load factor of 10 percent.

               Tenant's Proportion Share for purposes of Section 19 shall be 3.04%.

               This lease is for a term commencing OCTOBER 1, 1998 at a
                                                                                       MONTH-TO-MONTH
               Monthly Base Rental as follows:     $7,950.37



               Rent is payable in advance on the FIRST day of each month commencing OCTOBER, 1998.

               Landlord and Tenant covenant and agree as follows:

1.1 DELIVERY OF POSSESSION.
            Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90-day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner unless the parties execute a written extension agreement.

2.1 RENT PAYMENT.
            Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late In lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1 LEASE CONSIDERATION.
            Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $ N/A as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration Is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the





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            lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1 USE. Tenant shall use the Premises as business for GENERAL OFFICE USE and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2 EQUIPMENT.
            Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3 SIGNS.  No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1 UTILITIES AND SERVICES.
            Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned) during the normal Building hours as established by Owner. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises.

5.2 EXTRA USAGE.
            If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

5.3 SECURITY.
            Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time.

6.1 MAINTENANCE AND REPAIR.
            Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2 ALTERATIONS.
            Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises.





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7.1 INDEMNITY.
            Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

7.2 INSURANCE.
            Tenant shall carry liability insurance with limits of not less than ONE Million Dollars ($ 1,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under paragraph 7.1 of this lease and be in form and with companies reasonably acceptable to Owner. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1 FIRE OR CASUALTY.
            "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.

8.2 WAIVER OF SUBROGATION.
            Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. This waiver is binding only if it does not invalidate the insurance coverage of either party hereto.

9.1 EMINENT DOMAIN.
            If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 ASSIGNMENT AND SUBLETTING.
            This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys' fees.

11.1 DEFAULT.
            Any of the following shall constitute a default by Tenant under this lease:
            (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.
            (b) Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant's properties or financial records.
            (c) Assignment or subletting by Tenant In violation of paragraph
            10.1.
            (d) Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within 20 days after notice from Landlord tendering possession.

11.2 REMEDIES FOR DEFAULT.
            In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:
            (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.
            (b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's





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            special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing interest rate on judgements.
            (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1 SURRENDER.
            On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 REGULATIONS.
            Landlord shall have the right but shall not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease.

14.1 ACCESS.
            During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2 FURNITURE AND BULKY ARTICLES.
            Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

15.1 NOTICES.
            Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1 SUBORDINATION AND ATTORNMENT.
            This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (here after collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2 TRANSFER OF BUILDING.
            If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

16.3 ESTOPPELS.
            Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1 ATTORNEYS' FEES.
            In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

18.1 QUIET ENJOYMENT.
            Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.





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19.1 ADDITIONAL RENT-TAX ADJUSTMENT.
            Whenever for any July 1 - June 30 tax year the real property taxes levied against the Building and its underlying land exceed those levied for the N/A - N/A tax year, then the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax increase times Tenant's Proportionate Share. "Real property taxes" as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increase.

19.2 ADDITIONAL RENT-COST-OF-LIVING ADJUSTMENT.
            On each anniversary date of this lease, the Landlord shall adjust the base rental in the same percentage as the increase, if any, in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics. The change shall be computed by comparing the schedule entitled "U.S. City Average, All Items, All Urban Consumers, 1982 - 84 = 100" for the latest available month preceding the month in which the lease term commenced with the same figure for the same month in the years for which the adjustment is computed. All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental, plus property tax adjustments and operating expense adjustments as provided in this Lease. If the index cited above is revised or discontinued during the term of this Lease then the index that is designated by the Portland Metropolitan Association of Building Owners and Managers to replace it shall be used.

19.3 OPERATING EXPENSE ADJUSTMENT.
            Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which operating expenses for the Building increase over those experienced by Landlord during the calendar year N/A (base year). Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Tenant's share of the estimated increase. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. As used herein "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees; superintendent fees; security services, if any; insurance premiums; licenses, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building.

19.4 DISPUTES.
            If Tenant disputes any computation of additional rent or rent adjustment under paragraphs 19.1 through 19.3 of this lease, it shall give notice to Landlord not later than one year after the notice from Landlord describing the computation in question, but in any event not later than 30 days after expiration or earlier termination of this lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question. If Tenant gives a timely notice, the dispute shall be resolved by an independent certified public accountant selected by Landlord whose decision shall be conclusive between the parties. Each party shall pay one-half of the fee for making such determination except that if the adjustment in favor of Tenant does not exceed ten percent of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third-party determination; and (ii) Landlord's out-of-pocket costs and reasonable expenses for personnel time in responding to the audit. Nothing herein shall reduce Tenant's obligations to make all payments as required by this lease.

20.1 COMPLETE AGREEMENT; NO IMPLIED COVENANTS.
            This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

20.2 SPACE LEASED AS IS.
            Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

20.3 CAPTIONS.
            The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4 NONWAIVER.
            Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.5 EXHIBITS.

            The following Exhibits are attached hereto and incorporated as a part of this lease:





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                STANDARD LEASE ADDENDUM A.) LEGAL DESCRIPTION
                   B.) PREMISES PLAN C.) RULES & REGULATIONS

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.



                                                  CITY CENTER RETAIL TRUST


LANDLORD:  CITY CENTER RETAIL TRUST               By: /s/
           C/O MORGAN PARK PROPERTIES                ---------------------------
                                                  Title: Vice President
                                                        ------------------------
Address for notices:

720 SW WASHINGTON, STE. 330                       By:
----------------------------                         ---------------------------
PORTLAND, OREGON 97205                            Title:
----------------------------                            ------------------------
                                                         WEBTRENDS CORPORATION
TENANT: WEBTRENDS CORPORATION                     By: /s/
                                                     ---------------------------
                                                      W. GLEN BOYD
                                                      PRESIDENT
Address for notices:

621 SW MORRISON, STE. 1300                        By: /s/
----------------------------                         ---------------------------
PORTLAND, OREGON 97205                                ELI SHAPIRA
                                                  Title: CEO
                                                        ------------------------

                        STANDARD ADDENDUM TO OFFICE LEASE


Landlord:             CITY CENTER RETAIL TRUST

Tenant:               Webtrends Corporation

Date:                 September 15, 1998


       THIS ADDENDUM ("Addendum") is made contemporaneously with and is a part of that certain Office Lease dated September 15, 1998, between the above-named Landlord and the above-named Tenant for the Premises commonly known as Suit 525 of the American Bank Building, 621 S.W. Morrison, Portland, Oregon. The defined, capitalized terms used and Section numbers in the Lease shall have the same meanings when used in this Addendum. In the event of any inconsistency between the provisions of this Addendum and the provisions of the Lease, the provisions of this Addendum shall govern the rights of the parties.

       21.1 LANDLORD'S CONSENT. In no event shall Tenant have the right to terminate this Lease, and in no event shall Landlord be liable for monetary damages, based upon a claim that consent has been unreasonably withheld or conditioned or otherwise arising from the withholding or conditioning of consent.

       22.1 AMERICANS WITH DISABILITIES ACT ("A.D.A"). Tenant acknowledges that
(a) compliance of the Premises with the A.D.A. depends upon the uses of the Premises, the location of each use within the Premises, alterations which Tenant makes to the Premises, and changes to these factors over time, and (b) Tenant may have obligations under the A.D.A. as an employer which may differ from its obligations as the operator of the Premises. Tenant shall make only such uses of the Premises as comply with the A.D.A. and shall comply and cause the Premises to comply with the A.D.A. Tenant agrees that, in connection with any installation of alterations and improvements by Tenant, Tenant shall comply with all requirements of the A.D.A. relating thereto including, but not limited to, any requirements to improve or modify other portions or aspects of the Premises or the Building in connection with or as a result of the alterations or improvements contemplated by Tenant, all at the expense of Tenant.

       23.1 ATTORNEY FEES. In the event of any litigation between Landlord and Tenant with regard to this Lease, including litigation or proceedings in Bankruptcy Court whether or not regarding issues which are unique to bankruptcy law, the prevailing party shall be entitled to recover, in addition to all other sums and relief, its reasonable costs and attorney fees incurred at and in preparation for such litigation or proceedings, including arbitration, trial, appeal and review.

       24.1 LIMITATION ON LANDLORD LIABILITY. Landlord shall not be liable for injury or damage to persons, business, or the merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or any loss of income or profit therefrom. Tenant further agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Building. Tenant agrees that the obligations of the Landlord under this Lease do not constitute personal obligations of the Landlord and Tenant shall not seek recourse against Landlord or any of its personal assets for satisfaction of any liability with respect to this Lease. For purposes of this Section 24.1, the term "Landlord" means and includes the Landlord named below and any successor landlord, the agents and property managers of such lessors, and the owners, employees, and agents of the foregoing.

Landlord:                   CITY CENTER RETAIL TRUST

                            By:  /s/
                               --------------------------------------
                            Its: Vice President
                                -------------------------------------

Tenant:                     Webtrends Corporation

                            By:            /s/
                               --------------------------------------
                                 W. Glen Boyd
                            Its: President
                                -------------------------------------

                            By:  /s/
                               --------------------------------------
                                 Eli Shapira
                            Its: CEO
                                -------------------------------------

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION
                             AMERICAN BANK BUILDING


A portion of Block 178, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon, described as follows:

Beginning at the Southwesterly corner of Block 178, CITY OF PORTLAND, County of Multnomah and State of Oregon, according to the recorded plat thereof, at the intersection of the East line of Seventh Street (now SW Broadway) with the North line of SW Morrison Street and running thence Easterly with said North line of SW Morrison Street, 200 feet to the Southeasterly corner of said block; thence Northerly with the West line of SW 6th Street, 75 feet; thence Westerly and parallel with the North line of said SW Morrison Street, 70.15 feet, more or less; thence Southerly and parallel with the West line of SW 6th Street, 5 feet; thence Westerly and parallel with the said SW Morrison Street, 70 feet; thence Northerly and parallel with the East line of Seventh Street, (now SW Broadway) 5 feet; thence Westerly and parallel with the North line of SW Morrison Street,
59.85 feet, more or less, to the East line of Seventh Street (now SW Broadway); thence South along the East line of Seventh Street (now SW Broadway) 75 feet to the place of beginning.

                                    EXHIBIT B






                                    [diagram]

                                   EXHIBIT "C"
                              Rules and Regulations

1. Lessee will deposit all garbage in the receptacles the Lessor provides for garbage and will not leave or accumulate any boxes, packing material, or other trash of any kind on the premises or common areas.

2. Lessee shall not display any merchandise outside the premises at any time without the prior written consent of the Lessor.

3. Lessee shall not erect or install any signs or advertising material or devices in or about the Premises without the previous approval of the Lessor. Lessee shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises or any part of the Premises visible from the exterior of the Premises any signs, symbols, drapes or other materials without prior written consent of Lessor.

4. Lessee shall ensure that no animals are kept in or about the Premises and that the Premises are not used for sleeping quarters.

5. Lessee shall not bring upon the Premises any machinery, equipment, or article or thing that by reason of its weight, size or use might damage the Premises and that it will not at any time overload the floors of the Premises.

6. All deliveries shall be made to the loading entrance provided and during such periods as shall be designated by Lessor. Lessee shall not interfere with access.

7. No auction, quitting business, bankruptcy, fire, or similar sale shall be conducted on the premises without the prior approval of the Lessor.

8. Use of Service Elevator. The Landlord shall designate appropriate entrances and a "service" elevator for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Lessee shall not use any other entrances or elevators for such purposes. The service elevator shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.

9. Any directory provided by the Lessor for the Building will be for display of the business name and location of Lessees and Lessor reserves the right to exclude any other names.

10. Lessee shall not place any new or additional locks on any doors of the Premises or re-key any existing locks without the consent of the Lessor.

11. Lessor reserves the right to exclude or expel from the common areas any person who, in the judgement of the Lessor, is intoxicated, under the influence of drugs, or who shall in any manner violate any of the rules and regulations.

12. Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or interfere with the rights of other Lessees of the Building.

13. Lessee shall not permit it's employees or invitees to loiter in or about the common areas, or to obstruct any of the parking, truck maneuvering, or other common areas, or to place, empty, or throw any rubbish, litter, trash or material of any nature upon any common areas.

14. No storage of materials, equipment, or property of any kind is permitted outside the Premises (except in designated locations with Lessor's consent) and any such property may be removed by Lessor at Lessee's risk and expense.

15. Lessee shall not make or permit any use of the Premises which may be dangerous to life, limb or property, or any noise, odor or vibrations to emit from the Premises which are objectionable to Landlord or other occupants of the Building; or to create, maintain, or permit a nuisance or any violation of any regulation of any governmental agency thereon.

16. Lessee shall not commit or permit to be committed any waste, damage or injury to the Premises or other common areas adjoining the Building and shall promptly repair the same at it's expense.

17. Lessee shall not at any time display a "For Rent" sign upon the Premises.

18. Lessee shall be responsible for keeping a copy of the Lease and Lessor's current rules and regulations upon the Premises.

19. Lessee shall not waste electricity or water and agrees to cooperate fully with Lessor to assure the most effective and economical use of utilities services as may be provided to the Building by Lessor.

20. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in an emergency; i.e. fire, break-in, vandalism, etc. If Lessor shall deem it necessary to respond to such emergency in Lessees behalf, Lessee shall pay all costs incurred for services ordered by Lessor to secure or otherwise protect the Premises and the contents thereof, including premium charge for any time spent by Lessor's employees in responding to such an emergency.

21. Bicycles are not allowed in the Building under any circumstances.

22. All common areas, including the restrooms, and all storage areas are non-smoking areas.

23. Building codes and keys in the possession of Tenant and Tenant's employees are not to be given to non-tenants for any reason.